Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	January 26, 2026
Contact:	Paul W. Nester
President and CEO
Telephone:	540-777-3837

RGC RESOURCES HOLDS

ANNUAL SHAREHOLDERS MEETING

ROANOKE, Va. (January 26, 2026)--RGC Resources, Inc. (NASDAQ: RGCO) announced the election of Directors at its shareholders meeting held on January 26, 2026.  Shareholders elected Jacqueline L. Archer, Frank Russell Ellett and Robert B. Johnston for three-year terms. Shareholders also ratified the appointment of Deloitte & Touche, LLP as auditors for fiscal 2026.

At a meeting of the Board of Directors, following the annual shareholders meeting, John B. Williamson III was elected Chairman of the Board and Paul W. Nester was elected President and CEO of RGC Resources, Inc.  The following RGC Resources senior officers were also elected:   Timothy J. Mulvaney, Vice President, Treasurer and CFO, Lawrence T. Oliver, Senior Vice President, Regulatory and External Affairs and Secretary, and C. Brooke Miles, Vice President, Human Resources and Community Engagement. In addition, Roanoke Gas Company, the largest subsidiary of RGC Resources, elected the following senior officers:  Paul W. Nester, President and CEO, Timothy J. Mulvaney, Vice President, Treasurer and CFO, Lawrence T. Oliver, Senior Vice President, Regulatory and External Affairs and Secretary, Thomas P. Furcron, Vice President, Operations, and C. Brooke Miles, Vice President, Human Resources and Community Engagement.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries including Roanoke Gas Company and RGC Midstream, LLC.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  Past performance is not necessarily a predictor of future results.